RESOLUTION OF THE BOARD OF DIRECTORS


                                       OF

                            AutoFund Servicing, Inc.
                              A Nevada Corporation


         WHEREAS, the corporation recognizes its need for a custodian to keep and maintain the stockledger.


BE IT RESOLVED THAT James D. Haggard is hereby appointed as custodian of the stockledger of this corporation.

The address of the custodian of the stockledger is:


                                                     3201 Cherry Ridge
                                                     ------------------------

                                                     San Antonio, Texas 78230
                                                     ------------------------








Dated as of July 11, 2000.



                                                     Original Signature on file
                                                     --------------------------
                                                     James D. Haggard, President